UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  November 21, 2003


        AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-17467                      41-1603719
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last
                           report)


Item 2.   Acquisition or Disposition of Assets.

       On November 21, 2003, the Partnership purchased a 50% interest in a newly constructed Eckerd drug store in Cicero, New York from Route 31 & Thompson Road Development, LLC. The total cash purchase price of the land and building was approximately $3,100,000. The remaining interest in the Property was purchased by AEI Net Lease Income & Growth Fund XX Limited Partnership. Route 31 & Thompson Road Development, LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7.   Financial Statements and Exhibits.

          (a)Financial  statements of businesses acquired  -
             Not    Applicable.     Property    was    newly
             constructed.

          (b)On November 21, 2003, the Partnership purchased its 50% interest in the property for $1,550,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $1,550,000 and its Current Assets
             (cash) would have decreased by $1,550,000.

             The Rental Income for the Partnership would have increased from $1,696,473 to $1,822,730 for the year ended December 31, 2002 and from $906,751 to $1,001,444 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $40,300   and  $30,225  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $2,043,920 to $2,129,877 and from $2,390,467 to $2,454,935, which would have resulted in Net Income of $103.63 and $121.02 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

          (c)Exhibits

             Exhibit 10.1 - Assignment   of   Purchase   and
                            Sale    Agreement    and   First
                            Amendment    to   Purchase   and
                            Sale Agreement dated October 23,
                            2003 between the Partnership and
                            AEI   Fund   Management,    Inc.
                            relating to the Property at 8379
                            Thompson Road, Cicero, New  York
                            (incorporated   by  reference to
                            Exhibit   10.2   of  Form 10-QSB
                            filed on November 11, 2003).

             Exhibit 10.2 - Assignment   and   Assumption of
                            Lease dated  November 21,   2003
                            between the Partnership and Route
                            31 & Thompson Road  Development,
                            LLC relating  to   the  property
                            at 8379 Thompson Road,   Cicero,
                            New York.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVII
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XVII, Inc.
                              Its:  General Partner


Date: November 25, 2003        /s/ Patrick W Keene
                              By:  Patrick W. Keene
                              Its Chief Financial Officer